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                                Exhibit 99.7


             THIS PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS

                          GUARANTY FEDERAL SAVINGS BANK
                             Clarksville, Tennessee

                 Proxy Form for Special Meeting for Shareholders
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                (Please Mark, Sign, Date and Return Immediately)


     The undersigned shareholder of Guaranty Federal Savings Bank (the "Bank") hereby appoints ____________________________ and ________________________, or
either one of them (with full power to act alone), my proxies, with full power of substitution, to represent me and vote all of the common stock of the Bank held of record by me or which I am otherwise entitled to vote, at the close of business on June __, 1996, at the Special Meeting of the Bank's shareholders to be held at the main office of the Bank, 502 Madison Street, Clarksville, Tennessee 37040, on July __, 1996 at 4:00 p.m. (local time), and at adjournments of that meeting, with all the powers I would possess if personally present, as follows:

     1. MERGER. A proposal to approve an Acquisition Agreement dated as of February 16, 1996 and the related Plan and Agreement of Merger (together, the "Acquisition Agreement"), pursuant to which PFC Federal Savings Bank, a wholly owned subsidiary of Peoples First Corporation ("Peoples First") will be merged into the Bank, and each outstanding share of the Bank's Common Stock will be converted into shares of Peoples First Common Stock; and to authorize such further action by the Board of Directors of the Bank and any of its proper officers as may be necessary or appropriate to carry out the objects, intents and purposes of the Acquisition Agreement.

     FOR _______                 AGAINST _______            ABSTAIN _______


     2. OTHER BUSINESS. To act in their discretion on such other matters as may properly be brought before the Special Meeting or any adjournments thereof. (The Board of Directors does not know of any other such matters.)

     The Board of Directors recommends a vote "FOR" Item 1.

                     [Please sign and date on reverse side]


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     This proxy form is solicited by the Board of Directors and will be voted as specified in accordance with the accompanying Prospectus-Proxy Statement. If no instruction is indicated, then the above-named proxies or either of them will vote the shares represented hereby "FOR" approval of Item 1 and IN ACCORDANCE WITH THEIR DISCRETION on any other business that may properly come before the Special Meeting.

     Please mark, sign and date this proxy form and return it immediately in the enclosed envelope.




Dated:  ______________, 1996.      ______________________________________
                                   Signature



                                   ______________________________________
                                   Additional signature, if necessary



All joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.